Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our reports relating to the financial statements and financial statement schedules of General Motors Corporation dated March 14, 2005, March 28, 2006, as to the effects of the restatement discussed in Note 1 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 1 and an explanatory paragraph relating to: (1) the consolidation of certain variable interest entities, and (2) the expensing of the fair market value of newly granted stock options and other stock-based compensation awards issued to employees discussed in Note 1), and our report relating to management’s report on the effectiveness of internal control over financial reporting dated March 14, 2005, March 28, 2006 as to the effects of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (Restated) (which report expresses an adverse opinion on the effectiveness of the Corporation's internal control over financial reporting), appearing in this Annual Report on Form 10-K/A of General Motors Corporation for the year ended December 31, 2004 in the following Registration Statements:

Registration
Form	Statement No.	Description

S-3	333-88508	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-8	333-109615	The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States

S-8	333-90097	General Motors Stock Incentive Plan

S-8	333-109616	General Motors Savings-Stock Purchase Program for Salaried Employees in the United States

S-8	333-120617	The GMAC Mortgage Group Savings Incentive Plan

S-8	333-47200	Saturn Individual Savings Plan for Represented Members

S-8	333-17937	Saturn Personal Choices Savings Plan for Non-Represented Members

S-8	333-44957	General Motors 1998 Stock Option Plan

S-8	333-66653	ASEC Manufacturing Savings Plan

S-8	333-31846	General Motors Deferred Compensation Plan for Executive Employees

S-8	333-55118	The GMAC Insurance Personal Lines Retirement Savings Plan

S-8	333-55122	The Holden Employee Share Ownership Plan

S-8	333-120616	GMAC Mortgage Group Deferred Compensation Plan for Executive Employees

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan
March 28, 2006